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                                                                EXHIBIT NO. 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The undersigned hereby consents to the inclusion as an exhibit to this Annual Report on Form 10-K for the year ended January 30, 1999 of our report dated February 24, 1999, on our audits of the statements of net assets available for benefits of the United Retail Group Retirement Savings Plan (the "Plan") as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended.

The undersigned also hereby consents to the incorporation of such report by reference in the Registration Statement on Form S-8 of United Retail Group, Inc. (The "Company") with respect to the Plan and its investment in shares of common stock of the Company.

                                              /s/ Ary, Earman and Roepcke
                                                  ------------------------
                                                  ARY, EARMAN AND ROEPCKE

Columbus, Ohio
April 7, 1999